UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2009 (March 26, 2009)

Date of Report (Date of earliest event reported)

Pinnacle Data Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-16103	31-1263732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Port Road

Groveport, Ohio 43125

(Address of principal executive offices)

(614) 748-1150

(Registrant’s Telephone Number, Including Area Code)

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 26, 2009, Pinnacle Data Systems, Inc. (the “Company”) entered into a Second Amendment to Amended and Restated Loan Agreement (the “Second Amendment”) with KeyBank National Association (“KeyBank”). The Second Amendment provides for the amendment of certain terms of an Amended and Restated Loan Agreement by and between the Company and KeyBank, dated as of September 30, 2008, and as amended by that certain First Amendment to Amended and Restated Loan Agreement dated December 24, 2008 (collectively, the “Loan Agreement”).

The Second Amendment provides for the following material amendments to the Loan Agreement:

•	the agreement has been revised to reflect a reduction in the principal amount of the line of credit from $8,000,000 to $5,500,000;

•	the agreement has been revised to reflect a reduction in the amount of the maximum inventory Borrowing Base from $5,000,000 to $2,500,000; and

•	the agreement has been revised to reflect the execution of a replacement cognovit promissory note in the principal amount of $5,500,000 (the “Replacement Note”).

The change in the amount of the line of credit sufficiently supports the Company’s future projected operating cash requirements.

Except as disclosed in this Form 8-K, all other material terms and conditions of the Loan Agreement remain the same.

The Second Amendment is attached as Exhibit 10.1.

The Replacement Note is attached as Exhibit 10.2.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Amended and Restated Loan Agreement

10.2	Cognovit Promissory Note, Demand Line of Credit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE DATA SYSTEMS, INC.
(Registrant)

/s/ Nicholas J. Tomashot
Nicholas J. Tomashot, Chief Financial Officer

Dated: April 1, 2009